Stock Purchase Agreement

     THIS STOCK PURCHASE AGREEMENT ("Agreement") made this 20th day of November, 1998, among ____________________ (the "Seller"), Telos Corporation, a Maryland corporation (the "Purchaser"), and John B. Connor, Escrow Agent (the "Escrow Agent").

                                        RECITALS

     The Seller is the owner of _____ shares of Telos Corporation's twelve percent (12%) cumulative exchangeable, redeemable, preferred stock, par value one penny ($.01) per share (the "Public Preferred Stock"), with such shares owned by Seller hereinafter referred to as "Seller's Shares".

     The parties have agreed upon the purchase and sale of such Public Preferred Stock under the terms and conditions contained in this Agreement.

     It is therefore agreed:

     1. Sale. The Seller shall sell and the Purchaser shall purchase all of the Seller's shares in the Public Preferred Stock at the price of Four Dollars ($4.00) per share.

     2. Escrow Deposit. Within five (5) days after the execution of this Agreement, the Seller will deposit with the Escrow Agent a certificate for Seller's shares in the Public Preferred Stock, endorsed in blank. Upon receipt by the Escrow Agent of all certificates representing the Seller's Shares to be purchased in this offer, the Purchaser will deposit within two (2) days with the Escrow Agent the funds to purchase all of said Seller's Shares. If the condition set forth in paragraph 3 is satisfied on or before December 1st and if the Escrow Agent shall receive written notice thereof from the Purchaser on or before that date, the Escrow Agent shall promptly thereafter deliver the certificate for such shares to the Purchaser, and shall pay the sum for the shares specified in paragraph 1 above to the Seller. If the condition set forth in paragraph 3 is not satisfied or waived on or before December 1st, or if the Escrow Agent shall not receive written notice of that fact from the Purchaser on or before that date, the Escrow Agent shall promptly thereafter deliver the certificate for such shares to the Seller, and shall pay the sum for the shares specified in paragraph 1 above (provided the funds have been received by the Escrow Agent) to the Purchaser. Upon the performance by the Escrow Agent of its obligations hereunder, all obligations of the Escrow Agent and of the Purchaser and Seller shall cease.

     3. Conditions precedent. The obligations of the Purchaser to buy the Public Preferred Stock are conditioned upon the Purchaser having the funds to do so and the Purchaser being satisfied with Shareholder's title to the Public Preferred Stock tendered pursuant to the Stock Purchase Agreement.

     4. Notice. All notices pursuant to this Agreement shall be in writing and shall be sufficient if delivered, sent or mailed registered or certified mail, postage prepaid, or by personal delivery as follows:

     If to Escrow Agent:                John B. Connor, Escrow Agent
                                        John B. Connor, P.L.C.
                                        1033 North Fairfax St. #310
                                        Alexandria, VA 22314


     If to Seller:                      __________________________

                                        __________________________

                                        __________________________


     If to Purchaser:                   Telos Corporation
                                        19886 Ashburn Road
                                        Ashburn, VA 20147

     5. Waiver. Any condition in paragraph 3 of this agreement is deemed to be exclusively for the benefit of Purchaser, and the Purchaser shall have the right, but not the obligation, to waive said contingency upon giving written notice to Escrow Agent in accordance with the procedure set forth in paragraph 2.

     6. Benefit. This agreement shall be binding upon and shall inure to the benefit of the parties, their legal representative, successors, and assigns.

     IN WITNESS WHEREOF, the parties have signed this agreement.


ATTEST:                                SELLER



                                       Name:
                                       Address:


                                                Telos Corporation
ATTEST:/s/ Gerald D. Calhoun


                                        By:/s/William L.P. Brownley
                                        Name:William L.P. Brownley
                                        Title:Vice President & General Counsel

                                        ESCROW AGREEMENT

     THIS ESCROW AGREEMENT ("Agreement") made this 20th day of November, 1998, by and between TELOS CORPORATION (the "Purchaser") and JOHN B. CONNOR (the "Escrow Agent") for the benefit of the Purchaser and various shareholders (the "Shareholders") of the Twelve Percent (12%) Cumulative Exchangeable, Redeemable, Preferred Stock, Par Value One Penny ($.01) Per Share (the "Public Preferred Stock").

                                    W I T N E S S E T H:
     WHEREAS, some or all of the Shareholders and the Purchaser have or will enter into various Stock Purchase Agreements dated various dates (the "Purchase Agreements"), for the sale of certain shares of the Public Preferred Stock, a copy of which form Purchase Agreement has been delivered to the Escrow Agent, is attached hereto as Exhibit A, and the terms of which are incorporated herein by reference (all terms not otherwise defined herein shall have the meaning attributed thereto in the Purchase Agreement); and

     WHEREAS, Paragraph 2 of the Purchase Agreement provides, among other things, that the Shareholders will deposit share certificates of the Public Preferred Stock, endorsed in blank, with the Escrow Agent; and

     WHEREAS, Paragraph 2 of the Purchase Agreement provides, among other things, that the Purchaser will deposit funds with the Escrow Agent to purchase all of the shares;

     NOW, THEREFORE, in consideration of the promises made herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Deposit of Share Certificates and Purchase Funds. Within ten (10) days after the execution of the various Purchase Agreements, each of the Shareholders will deposit with the Escrow Agent their certificate for the number of shares of the Public Preferred Stock listed below, endorsed in blank. Upon receipt by the Escrow Agent of all certificates representing the shares to be purchased in this offer, the Escrow Agent will notify Purchaser and the Purchaser will thereafter deposit with the Escrow Agent the funds to purchase all of said shares.

     2. Disposition of Share Certificates and Purchase Funds. (a) If the condition set forth in Paragraph 3 is satisfied on or before December 1st, or the date of any extension thereof, (the "Deadline"), and if the Escrow Agent receives the funds required to finalize the purchase from the Purchaser within fifteen (15) days after the Deadline, the Escrow Agent shall promptly thereafter deliver the certificates for such shares to the Purchaser, and shall pay the sums for the purchase to each of the Shareholders as required by the Purchase Agreements. (b) If the condition set forth in Paragraph 3 is not satisfied on or before the Deadline, or if the Escrow Agent has not received written notice of waiver of such condition from the Purchaser on or before that date, the Escrow Agent shall promptly thereafter deliver the certificates for such shares to the Shareholders, and shall pay all funds received from Purchaser to the Purchaser.
(c) If the Purchaser waives the condition precedent in Paragraph 3 and instructs the Escrow Agent to proceed with the purchase even though all Shareholders have not agreed thereto, Purchaser shall forthwith deliver the funds required by the Purchase Agreement to the Escrow Agent, whereupon the Escrow Agent shall deliver the shares he has received to Purchaser and distribute the funds to the Shareholders as required by the Purchase Agreements. (d) Upon the performance by the Escrow Agent of its obligations hereunder, all obligations of the Escrow Agent and of the Purchaser and Shareholders hereunder shall cease.

     3. Conditions precedent. The obligations of the Purchaser to buy the Public Preferred Stock are conditioned upon the Purchaser having the funds to do so and the Purchaser being satisfied with Shareholder's title to the Public Preferred Stock tendered pursuant to the Stock Purchase Agreement. Purchaser agrees that it will diligently seek and use its best efforts to acquire the Public Preferred Stock from the Shareholders.

     4. Notwithstanding any provision herein to the contrary, Purchaser reserves the right to terminate the Purchase Agreements and not proceed with the stock purchases at any time up to the delivery of funds to the Escrow Agent.

     5. Extension of Deadline. The Purchaser reserves the right to extend the Deadline, in its sole and absolute discretion.

     6. Limitations of Liability. The foregoing instructions are subject to the following provisions:

     6.1 Depository Duty. The Escrow Agent will be liable as a depository only, and will not be responsible for the sufficiency or accuracy of the form, execution, or validity of any document delivered to it hereunder or any description of the property or other thing contained therein or the identity, authority, or rights of the persons executing or delivering, or purporting to execute or deliver, any such document. The Escrow Agent's duties hereunder are limited to the safekeeping and the delivery of the shares and purchase funds in accordance with this Agreement. The Escrow Agent shall not be liable in the event of bank failure.

     6.2 Standard of Care. The Escrow Agent will not be liable for any act or omission done in good faith, or for any claim, demand, loss, or damage made or suffered by any party to this Agreement, unless it arose through or was caused by the Escrow Agent's willful misconduct or gross negligence.

     6.3 Reliance. The Escrow Agent shall in all cases be entitled to rely upon and be fully protected in acting or in refraining from acting under this Agreement in accordance with any and all written notices, demands, directions, orders, or other documents received by it in accordance with this Agreement and believed by it to be genuine and correct and to have been signed or sent by the proper person.

     6.4 Substitution of Escrow Agent. If for any reason the Escrow Agent is unable to serve hereunder, a successor shall be appointed by mutual agreement of the Shareholders and the Purchaser.

     6.5 Modification. This Agreement is the only agreement binding on the Escrow Agent relating to the deposit of shares and the deposit of the purchase funds, and the Escrow Agent may rely absolutely on this Agreement to the exclusion of any and all other agreements between the Purchaser and the Shareholders.

     7. Compensation of Escrow Agent. The Escrow Agent shall be paid by Purchaser the amount of Two Hundred and Twenty-Five Dollars ($225.00) per hour for his service within thirty (30) days of rendering an invoice to Purchaser.

     8. Miscellaneous. It is further agreed as follows:

     8.1 Time. Time is of the essence of this Agreement.

     8.2 Notice. All notices or communications required or permitted under this Agreement shall be in writing and shall be deemed duly given if in writing and delivered personally, or sent by reliable overnight delivery service, each method with written receipt or other evidence of delivery requested, to the following addresses (or such other addresses as may be designated in writing):

     (a) if to the Shareholders: To each at the address in the records of Telos Corporation.

     (b)  if to the Purchaser:  Telos Corporation
                                19886 Ashburn Road
                                Ashburn, VA 20147

    (c)  if to Escrow Agent:    John B. Connor, Escrow Agent
                                John B. Connor, P.L.C.
                                1033 North Fairfax St. #310
                                Alexandria, VA 22314

     The date of such notice shall be the date it is received by Purchaser, Shareholders or Escrow Agent, as the case may be.

     8.3 Binding Effect. This Agreement shall be binding on, and inure to the benefit of, the parties and their respective heirs, personal representatives, successors and permitted assigns.

     8.4 Governing Law. This Agreement is made pursuant to and shall be governed , construed and enforced in all respects and for all purposes by and in accordance with the laws of the Commonwealth of Virginia.

     8.5   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered on the date written above.

ATTEST:                                   PURCHASER:
/s/ Gerald D. Calhoun
                                          Telos Corporation


                                          By:/s/ William L.P. Brownley
                                          Name:William L.P. Brownley
                                          Title:Vice President & General Counsel



Receipt of these instructions is acknowledged and accepted this 20th day of November, 1998.

ATTEST:                                  ESCROW AGENT:
/s/ Irene Coulter

                                         By: /s/ John B. Connor
                                         Name:_________________________________
                                         Title:________________________________